EXHIBIT 15

KPMG LLP
One Biscayne Tower	Telephone	305-358-2300
2 South Biscayne Boulevard	Fax	305-913-2692
Suite 2800
Miami, Florida 33131

The Board of Directors and Shareholders
Ryder System, Inc.:

      We acknowledge our awareness of the incorporation by reference in the following Registration Statements of our report dated October 22, 2003, related to our review of interim financial information:

      Form S-3:

•	Registration Statement No. 33-1623 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-13962 covering $500,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.

•	Registration Statement No. 333-108391 covering $800,000,000 aggregate amount of securities.

      Form S-8:

•	Registration Statement No. 33-20608 covering the Ryder System Employee Stock Purchase Plan.

•	Registration Statement No. 33-4333 covering the Ryder Employee Savings Plan.

•	Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

•	Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

•	Registration Statement No. 33-63990 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 33-58001 covering the Ryder System, Inc. Employee Savings Plan A.

•	Registration Statement No. 33-58003 covering the Ryder System, Inc. Employee Savings Plan B.

•	Registration Statement No. 33-61509 covering the Ryder System, Inc. Stock for Merit Increase Replacement Plan.

•	Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

•	Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

40

•	Registration Statement No. 333-57593 covering the Ryder System, Inc. Stock Purchase Plan for Employees.

•	Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69626 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69628 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-108364 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

           Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Miami, Florida
November 7, 2003

41